LETTER OF TRANSMITTAL

EXHIBIT C

LETTER OF TRANSMITTAL

Regarding Shares in

Gottex Multi-Asset Endowment Master Fund

Tendered Pursuant to the Offer to Purchase

Dated April 28, 2014

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE

AT, AND THIS LETTER OF TRANSMITTAL MUST BE

RECEIVED BY THE FUND BY, 11:59 P.M., EASTERN TIME, ON
MAY 27, 2014, UNLESS THE OFFER IS EXTENDED.

Complete This Letter Of Transmittal And Return Or Deliver To:

JD Clark & Company

803 W Michigan St.

Milwaukee, WI 53233

Attn: Tender Offer Administrator

For additional information:

Phone: (888) 946-8839

Fax: (816) 860-3140

Letter of Transmittal Page 1 of 5

Ladies and Gentlemen:

The undersigned hereby tenders to Gottex Multi-Asset Endowment Master Fund (the "Fund"), a closed-end, diversified, management investment company organized under the laws of the State of Delaware, the shares of beneficial interest in the Fund ("Shares") or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the offer to purchase, dated April 28, 2014 ("Offer to Purchase"), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the "Offer"). The tender and this letter of transmittal are subject to all the terms and conditions set forth in the Offer to Purchase, including, but not limited to, the absolute right of the Fund to reject any and all tenders determined by it, in its sole discretion, not to be in the appropriate form.

The undersigned hereby sells to the Fund the Shares tendered hereby pursuant to the Offer. The undersigned hereby warrants that the undersigned has full authority to sell the Shares tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the Shares in the Fund or portions thereof tendered hereby.

A promissory note for the purchase price will be mailed to the undersigned. The initial payment of the purchase price for the Shares tendered by the undersigned will be made by wire transfer of the funds to an account designated by the undersigned. The undersigned hereby represents and warrants that the undersigned understands that any payment in the form of marketable securities would be made by means of special arrangement with the tendering Shareholder in the sole discretion of the Board of Trustees of the Fund.

The promissory note will also reflect the contingent payment portion of the purchase price (the "Contingent Payment"), if any, as described in Section 6 of the Offer to Purchase. Any Contingent Payment of cash due pursuant to the promissory note will also be made by wire transfer of the funds to the undersigned's account. The undersigned recognizes that the amount of the purchase price for Shares will be based on the unaudited net asset value of the Fund as of June 30, 2014. The Contingent Payment portion of the purchase price, if any, will be determined upon completion of the audit of the Fund's financial statements which is anticipated to be completed within approximately 60 days after March 31, 2015, the Fund's fiscal year end, and will be paid promptly thereafter.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Purchase, this tender is irrevocable.

Letter of Transmittal Page 2 of 5

PLEASE FAX OR MAIL IN THE ENCLOSED POSTAGE PAID ENVELOPE TO:

JD Clark & Company, 803 W Michigan St., Milwaukee, WI 53233, Tender Offer Administrator.

For additional information: Phone: (888) 946-8839; Fax: (816) 860-3140.

PART 1. NAME AND ADDRESS:

Account #:
Full Account Registration Line 1:
Full Account Registration Line 2:
Address:
City, State, Zip
Social Security # or Taxpayer Identification #:
Telephone Number:

Advisor Account #:
Advisor Name:
Advisor Address
Advisor City, State, Zip
Advisor Telephone Number:

FOR CUSTODIAL ACCOUNTS ONLY
Custodial Account #:
Custodian Name:
Custodian Address:
Custodian City, State, Zip:
Custodian Telephone Number:

PART 2. AMOUNT OF SHARES IN THE FUND BEING TENDERED:

☐ Entire amount of shares or interest

☐ Portion of shares or interest

$______________     or     ______________ Number of Shares

NOTE: If you invest in the fund through a financial intermediary, that financial intermediary may require alternate payment and/or delivery instructions, notwithstanding your request herein. Please contact your financial intermediary before submitting your tender request to ensure timely processing.

Letter of Transmittal Page 3 of 5

PART 3. PAYMENT.

Please Deliver All Proceeds via Federal Wire to the Following:

☐	Deliver All Proceeds to Custodian to Bank Account on Record
☐	Deliver All Proceeds to Broker/Dealer/RIA to Bank Account on Record
☐	Deliver All Proceeds to Bank Account on Record
☐	Deliver All Proceeds to New Bank Instructions (Must complete Part 4)

NOTE: Holdback payments will be delivered after the Fund’s audit is complete at the end of the Fiscal Year to the same instruction the tender proceeds are delivered to. If alternate payment instructions are needed for the holdback, please contact the Fund at the (888) 946-8839 for instructions.

PART 4. BANK INSTRUCTIONS

Bank Name:
ABA Routing Number:
Credit to:
Name(s) on Bank Account:
Bank Account Number:
For Further Credit to:
Name(s) on Investors Account:
Investor Account Number at Broker:

Promissory Note

The promissory note reflecting both the initial and contingent payment portion of the purchase price, if applicable, will be mailed directly to the undersigned to the address of the undersigned as maintained in the books and records of the Fund.

PART 5. SIGNATURE(S).

Signature	Print Name Investor/Custodian/Broker (and Title if applicable)

Signature	Print Name Investor/Custodian/Broker (and Title if applicable)

Letter of Transmittal Page 4 of 5

Signature	Print Name Investor/Custodian/Broker (and Title if applicable)

PLEASE CONTACT YOUR FINANCIAL INTERMEDIARY BEFORE SUBMITTING YOUR
TENDER REQUEST TO ENSURE TIMELY PROCESSING.

Letter of Transmittal Page 5 of 5